Exhibit 10.21
Named Executive Officer Cash Compensation Arrangements
The table below sets forth the cash bonuses to be paid to the “named executive officers” (as defined under applicable securities laws) of Volcano Corporation (the “Company”) for performance in the year ended December 31, 2007 and their respective base salaries for the year ending December 31, 2008:

Named Executive Officer	Title	2007 Bonus		2008 Base Salary
R. Scott Huennekens	President and Chief Executive Officer	$360,000		$400,000
John T. Dahldorf	Chief Financial Officer and Secretary	100,000		265,000
Vincent J. Burgess	Vice President of Business Development and Marketing	125,000		265,000
Michel E. Lussier	Managing Director of Volcano Europe	75,000		348,180	(1)
Jorge J. Quinoy	Vice President of Global Sales	—	(2)	257,500
John F. Sheridan	Executive Vice President of Research and
	Development and Operations	50,000		245,000

(1)	Mr. Lussier’s salary reflects the conversion of his salary from Euros at the then applicable exchange rate.

(2)	Mr. Quinoy’s cash incentive compensation is comprised of sales commissions. For the year ended December 31, 2007, Mr. Quinoy earned $94,168 in sales commissions.

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